EXHIBIT 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports Third Quarter 2009 Results

MIDLAND, Mich., October 26, 2009 -- Chemical Financial Corporation (Nasdaq:CHFC) today announced third quarter 2009 net income of $2.5 million, or $0.10 per diluted share, versus a net loss of $1.0 million, or $0.04 per diluted share, in the third quarter of 2008.

Net income was $7.5 million, or $0.31 per diluted share, for the nine months ended September 30, 2009, compared to net income of $18.3 million, or $0.77 per diluted share, for the nine months ended September 30, 2008.

"The quarter's financial results benefitted from a decrease in our loan loss provision from $22.0 million in last year's third quarter to $14.2 million in this year's third quarter, which was partially offset by higher operating expenses. Although total assets have increased by over 12 percent during the past twelve months, this growth has not yet translated into higher net interest income due to the combination of a lack of sufficient quality lending opportunities in our markets and our decision to maintain a higher level of liquidity," said David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation.

"While we are pleased to maintain our profitability in light of the difficulties faced by our industry, the national and Michigan economies continue to face challenges. As a result, credit quality measures continued to deteriorate during the third quarter of 2009, although net charge-offs moderated slightly from the previous two quarters.

"Our strong balance sheet, ample liquidity, high capital ratios and risk management practices are reflective of our sound business practices, which continue to serve us well in this environment. We believe we remain well positioned to benefit from future economic recovery and take advantage of selected opportunities for growth that may result from the industry's current challenges," added Ramaker.

Net interest income was $36.7 million in the third quarter of 2009, essentially unchanged from third quarter 2008 net interest income, but slightly below second quarter 2009 net interest income of $37.0 million. As compared to the third quarter of 2008, increases in net interest-earning assets were offset by decreases in net interest margin. The net interest margin (on a tax-equivalent basis) in the third quarter of 2009 was 3.83 percent, down from 4.20 percent in the third quarter of 2008 and from 4.00 percent in the second quarter of 2009. The decreases in net interest margin were partially attributable to the Company's decision to maintain a higher degree of liquidity coupled with the loss of interest on nonaccrual loans.

Total assets were $4.27 billion at September 30, 2009, up substantially from $3.87 billion at December 31, 2008 and $3.79 billion at September 30, 2008. During the first nine months of 2009, the Company increased liquidity substantially, with $466 million in cash and cash equivalents at September 30, 2009, versus $173 million at December 31, 2008 and $114 million at September 30, 2008. Investment securities were $645 million at September 30, 2009, up from $547 million at December 31, 2008 and $566 million at September 30, 2008. At September 30, 2009, total loans were $3.00 billion, versus $2.98 billion at December 31, 2008 and $2.93 billion at September 30, 2008. Growth in the consumer loan portfolio more than offset a decline in the residential real estate portfolio.

Total deposits were $3.40 billion at September 30, 2009, up substantially from $2.98 billion at December 31, 2008, and $2.94 billion at September 30, 2008. A portion of the growth in the current year is attributable to a strong level of seasonal deposits at September 30, 2009. Federal Home Loan Bank advances totaled $115 million at September 30, 2009, down $20 million, or 14.8 percent, from $135 million at December 31, 2008, but up $25 million, or 27.7 percent, from $90 million at September 30, 2008.

The provision for loan losses was $14.2 million in the third quarter of 2009, compared to $15.2 million in the second quarter of 2009 and $22.0 million in the third quarter of 2008. Included in the third quarter 2008 provision for loan losses was $10.1 million attributable to a fraudulent loan transaction identified in that quarter. Net loan charge-offs were $6.7 million in the third quarter of 2009, down from $7.8 million in the second quarter of 2009 and down from $15.3 million in the third quarter of 2008, which included a $10.1 million charge-off for the fraudulent loan transaction.

At September 30, 2009, nonperforming assets totaled $157.5 million, up from $142.8 million at June 30, 2009 and up substantially from $98.4 million at September 30, 2008. Nonperforming loans were $138.5 million at September 30, 2009, compared to $124.4 million at June 30, 2009 and $82.7 million at September 30, 2008. At September 30, 2009, nonperforming loans as a percentage of total loans were 4.61 percent, up from 4.18 percent at June 30, 2009 and 2.83 percent at September 30, 2008.

The allowance for loan losses totaled $77.5 million at September 30, 2009, up 10.8 percent from $70.0 million at June 30, 2009 and up 67.0 percent from $46.4 million at September 30, 2008. The allowance at September 30, 2009 was 2.58 percent of total loans, up from 2.35 percent of total loans at June 30, 2009 and 1.58 percent of total loans at September 30, 2008. The allowance for loan losses as a percent of nonperforming loans was 56 percent at September 30, 2009, June 30, 2009 and September 30, 2008.

As part of Chemical Financial Corporation's ongoing credit portfolio monitoring program, the Company makes regular, periodic assessments of the quality of each nonperforming credit, the financial condition of the borrower and the value of any underlying collateral to identify potential loss exposure on nonperforming loans. The Company's nonperforming loans at September 30, 2009, June 30, 2009 and September 30, 2008 included commercial, real estate commercial and real estate construction loans totaling $49.6 million, $48.6 million and $27.3 million, respectively, which after being analyzed were deemed to have sufficient collateral values so as not to require allocation of the allowance for loan losses to these loans.

Total noninterest income was $10.1 million in the third quarter of 2009, down from $11.0 million in the second quarter of 2009, but essentially unchanged from the third quarter of 2008. The reduction in noninterest income in the third quarter of 2009, as compared to the second quarter of 2009, was primarily attributable to lower mortgage banking revenue as the refinancing volume of residential real estate loans into long-term fixed interest rate loans significantly declined during the latest quarter. The reduced volume resulted in lower revenue generated from the sale of these loans into the secondary market. As compared to the third quarter of 2008, this year's third quarter found increases in mortgage banking revenues largely offsetting decreases in service charges on deposit accounts and trust and investment services revenues. In addition, during the third quarter of 2008, noninterest income included recognition of an other-than-temporary impairment loss of $0.4 million on an investment security. During the third quarter of 2009, the Company had no investment securities gains or losses.

Operating expenses in the third quarter of 2009 were $29.6 million, down slightly from $30.0 million in the second quarter of 2009, but up $2.8 million, or 10.6 percent, from $26.8 million in the third quarter of 2008. FDIC insurance costs were $1.3 million, $3.1 million and $0.1 million during the third quarter of 2009, second quarter of 2009 and third quarter of 2008, respectively. Excluding FDIC insurance costs, operating expenses were up $1.3 million, or 5.0 percent, during the third quarter of 2009 compared to the second quarter of 2009. This increase was largely driven by higher seasonal salaries, group health benefit costs and marketing expenses. The increase over the third quarter of the prior year was attributable primarily to higher FDIC insurance costs and higher costs associated with nonperforming assets and other real estate.

The Company's return on average assets during the third quarter of 2009 was 0.24 percent, up marginally from 0.23 percent in the second quarter of 2009, and up from (0.11) percent in the third quarter of 2008. At September 30, 2009, the Company's book value stood at $20.06 per share versus $20.23 per share at June 30, 2009 and $21.19 per share at September 30, 2008.

Chemical Financial Corporation is the third-largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 129 banking offices spread over 31 counties in the lower peninsula of Michigan. At September 30, 2009, the Company had total assets of $4.3 billion. Chemical Financial Corporation's common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Global Select Market.

SAFE HARBOR STATEMENT

This report contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation itself. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "judgment," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify such forward-looking statements. Management's determination of the provision and allowance for loan losses, the carrying value of goodwill and mortgage servicing rights, and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary) and management's assumptions concerning pension and post retirement benefit plans involve judgments that are inherently forward-looking. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and on Chemical Financial Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical Financial Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in Chemical Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2008; the timing and level of asset growth; changes in market interest rates; changes in banking laws and regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; opportunities for acquisitions and the effective completion of acquisitions and integration of acquired entities; the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings, reorganizations and bank consolidations may not be realized fully or at all or within expected time frames; the local and global effects of current and future military actions, and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces Third Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	September 30 2009	December 31 2008	September 30 2008
Assets:
Cash and cash equivalents:
Cash and cash due from banks	$90,215	$168,650	$107,311
Federal funds sold	-	-	2,000
Interest-bearing deposits with unaffiliated banks and others	375,489	4,572	4,579
Total Cash and Cash Equivalents	465,704	173,222	113,890
Investment securities:
Available-for-sale	512,413	449,947	455,158
Held-to-maturity	132,438	97,511	111,261
Total Investment Securities	644,851	547,458	566,419
Other securities	22,128	22,128	22,142
Loans held for sale	7,043	8,463	10,861

Loans:
Commercial	575,062	587,554	574,006
Real estate commercial	782,640	786,404	776,617
Real estate construction	118,116	119,001	133,615
Real estate residential	753,744	839,555	831,700
Consumer	773,902	649,163	612,433
Total Loans	3,003,464	2,981,677	2,928,371
Allowance for loan losses	(77,491)	(57,056)	(46,412)
Net Loans	2,925,973	2,924,621	2,881,959

Premises and equipment	53,172	53,036	51,471
Goodwill	69,908	69,908	69,908
Other intangible assets	5,477	5,241	5,594
Interest receivable and other assets	74,107	70,236	65,842
Total Assets	$4,268,363	$3,874,313	$3,788,086

Liabilities:
Deposits:
Noninterest-bearing	$533,430	$524,464	$531,355
Interest-bearing	2,870,069	2,454,328	2,412,521
Total Deposits	3,403,499	2,978,792	2,943,876
Interest payable and other liabilities	36,891	35,214	23,606
Short-term borrowings	233,693	233,738	224,684
Federal Home Loan Bank advances	115,000	135,025	90,025
Total Liabilities	3,789,083	3,382,769	3,282,191

Shareholders' Equity:
Preferred stock, no par value per share	-	-	-
Common stock, $1 par value per share	23,890	23,881	23,877
Surplus	347,667	346,916	346,652
Retained earnings	119,920	133,578	139,037
Accumulated other comprehensive loss	(12,197)	(12,831)	(3,671)
Total Shareholders' Equity	479,280	491,544	505,895
Total Liabilities and Shareholders' Equity	$4,268,363	$3,874,313	$3,788,086

Chemical Financial Corporation Announces Third Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended September 30		Nine Months Ended September 30
(In thousands, except per share data)	2009	2008	2009	2008
Interest Income:
Interest and fees on loans	$43,289	$45,211	$129,079	$135,272
Interest on investment securities:
Taxable	3,527	5,333	12,053	16,645
Tax-exempt	962	738	2,632	2,120
Dividends on other securities	132	211	562	795
Interest on federal funds sold	-	180	-	1,610
Interest on deposits with unaffiliated banks and others	156	15	345	191
Total Interest Income	48,066	51,688	144,671	156,633

Interest Expense:
Interest on deposits	9,942	12,986	29,917	43,047
Interest on short-term borrowings	251	482	723	1,942
Interest on Federal Home Loan Bank advances	1,210	1,500	3,800	4,902
Total Interest Expense	11,403	14,968	34,440	49,891
Net Interest Income	36,663	36,720	110,231	106,742
Provision for loan losses	14,200	22,000	43,400	31,200
Net Interest Income after
Provision for Loan Losses	22,463	14,720	66,831	75,542

Noninterest Income:
Service charges on deposit accounts	4,949	5,316	14,205	15,097
Trust and investment services revenue	2,306	2,616	7,055	8,108
Other charges and fees for customer services	1,971	1,927	5,766	5,236
Mortgage banking revenue	840	348	3,452	1,408
Investment securities gains	-	6	95	1,722
Other-than-temporary impairment writedown of investment security	-	(444)	-	(444)
Other	26	285	334	466
Total Noninterest Income	10,092	10,054	30,907	31,593

Operating Expenses:
Salaries, wages and employee benefits	15,765	15,075	45,865	44,364
Occupancy	2,497	2,472	7,611	7,602
Equipment	2,435	2,346	7,141	6,666
Other	8,885	6,857	28,186	21,847
Total Operating Expenses	29,582	26,750	88,803	80,479
Income (Loss) Before Income Taxes	2,973	(1,976)	8,935	26,656
Federal Income Tax Expense (Benefit)	500	(951)	1,450	8,400
Net Income (Loss)	$2,473	$(1,025)	$7,485	$18,256

Net income (loss) per share:
Basic	$0.10	$(0.04)	$0.31	$0.77
Diluted	0.10	(0.04)	0.31	0.77

Cash dividends per share	0.295	0.295	0.885	0.885

Average shares outstanding:
Basic	23,890	23,836	23,890	23,827
Diluted	23,912	23,836	23,907	23,839

Chemical Financial Corporation Announces Third Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in thousands)	2009	2008	2009	2008
Average Balances
Total assets	$4,111,923	$3,782,391	$4,014,060	$3,777,057
Total interest-earning assets	3,894,124	3,542,031	3,790,588	3,544,785
Total loans	2,985,388	2,889,648	2,971,557	2,834,790
Total deposits	3,235,959	2,923,912	3,138,608	2,922,438
Total interest-bearing liabilities	3,036,864	2,689,248	2,949,836	2,702,251
Total shareholders' equity	480,064	512,504	485,612	510,893

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.83%	4.20%	3.96%	4.08%
Efficiency ratio	62.3%	56.5%	62.0%	57.5%
Return on average assets	0.24%	(0.11)%	0.25%	0.65%
Return on average shareholders' equity	2.0%	(0.8)%	2.1%	4.8%
Average shareholders' equity as a
percent of average assets	11.7%	13.5%	12.1%	13.5%
Tangible shareholders' equity as a
percent of total assets			9.7%	11.6%
Total risk-based capital ratio			15.7%	16.7%

	Sept 30 2009	June 30 2009	March 31 2009	Dec 31 2008	Sept 30 2008
Credit Quality Statistics
Nonaccrual loans	$120,186	$109,944	$94,737	$76,466	$69,719
Loans 90 or more days past due
and still accruing	8,699	10,502	10,240	16,862	13,012
Loans modified under troubled debt restructurings	9,567	3,981	-	-	-
Total nonperforming loans	138,452	124,427	104,977	93,328	82,731
Repossessed assets (RA)	19,067	18,344	20,688	19,923	15,699
Total nonperforming assets	157,519	142,771	125,665	113,251	98,430
Net loan charge-offs (year-to-date)	22,965	16,300	8,494	31,566	24,210

Allowance for loan losses as a
percent of total loans	2.58%	2.35%	2.12%	1.91%	1.58%
Allowance for loan losses as a
percent of nonperforming loans	56%	56%	60%	61%	56%
Nonperforming loans as a
percent of total loans	4.61%	4.18%	3.56%	3.13%	2.83%
Nonperforming assets as a
percent of total loans plus RA	5.21%	4.77%	4.23%	3.77%	3.34%
Nonperforming assets as a
percent of total assets	3.69%	3.57%	3.16%	2.92%	2.60%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	1.03%	1.10%	1.15%	1.10%	1.14%

	Sept 30 2009	June 30 2009	March 31 2009	Dec 31 2008	Sept 30 2008
Additional Data - Intangibles
Goodwill	$69,908	$69,908	$69,908	$69,908	$69,908
Core deposit intangibles	2,480	2,629	2,847	3,050	3,266
Mortgage servicing rights (MSR)	2,997	2,869	2,377	2,191	2,328
Amortization of core deposit intangibles (quarter only)	149	217	203	216	343

Chemical Financial Corporation Announces Third Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

(Dollars in thousands)	Sept 30 2009	June 30 2009	March 31 2009	Dec 31 2008	Sept 30 2008
Nonaccrual loans:
Commercial	$21,379	$20,371	$16,419	$16,324	$13,320
Real estate commercial	58,930	50,067	41,826	27,344	24,230
Real estate construction	18,196	17,935	18,504	15,310	14,513
Real estate residential	15,739	15,905	12,803	12,175	12,869
Consumer	5,942	5,666	5,185	5,313	4,787
Total nonaccrual loans	120,186	109,944	94,737	76,466	69,719
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	1,073	1,201	2,581	1,652	1,735
Real estate commercial	2,138	1,542	4,352	9,995	6,586
Real estate construction	675	259	538	759	1,096
Real estate residential	3,839	6,236	1,699	3,369	2,910
Consumer	974	1,264	1,070	1,087	685
Total accruing loans contractually past due 90 days or more as to interest or principal payments	8,699	10,502	10,240	16,862	13,012
Loans modified under troubled debt restructurings	9,567	3,981	-	-	-
Total nonperforming loans	138,452	124,427	104,977	93,328	82,731
Other real estate and repossessed assets	19,067	18,344	20,688	19,923	15,699
Total nonperforming assets	$157,519	$142,771	$125,665	$113,251	$98,430

Chemical Financial Corporation Announces Third Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	Sept 30 2009	June 30 2009	March 31 2009	Dec 31 2008	Sept 30 2008
Allowance for loan losses at beginning of period	$69,956	$62,562	$57,056	$46,412	$39,664
Provision for loan losses	14,200	15,200	14,000	18,000	22,000

Loans charged off:
Commercial	(1,786)	(3,289)	(3,290)	(3,254)	(11,468)
Real estate commercial	(1,703)	(1,930)	(2,589)	(1,645)	(673)
Real estate construction	(874)	(762)	(1,700)	(954)	(923)
Real estate residential	(1,346)	(1,043)	(235)	(1,106)	(749)
Consumer	(1,996)	(1,544)	(1,253)	(1,811)	(1,776)
Total loan charge-offs	(7,705)	(8,568)	(9,067)	(8,770)	(15,589)
Recoveries of loans previously charged off:
Commercial	349	130	205	1,094	74
Real estate commercial	91	226	87	11	68
Real estate construction	46	-	-	-	-
Real estate residential	231	127	82	83	50
Consumer	323	279	199	226	145
Total loan recoveries	1,040	762	573	1,414	337
Net loan charge-offs	(6,665)	(7,806)	(8,494)	(7,356)	(15,252)
Allowance for loan losses at end of period	$77,491	$69,956	$62,562	$57,056	$46,412

Chemical Financial Corporation Announces Third Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	3rd Qtr. 2009	2nd Qtr. 2009	1st Qtr. 2009	4th Qtr. 2008	3rd Qtr. 2008
Summary of Operations
Interest income	$48,066	$48,283	$48,322	$51,703	$51,688
Interest expense	11,403	11,305	11,732	13,192	14,968
Net interest income	36,663	36,978	36,590	38,511	36,720
Provision for loan losses	14,200	15,200	14,000	18,000	22,000
Net interest income after provision
for loan losses	22,463	21,778	22,590	20,511	14,720
Noninterest income	10,092	10,958	9,857	9,604	10,054
Operating expenses	29,582	30,016	29,205	28,629	26,750
Income (loss) before income taxes	2,973	2,720	3,242	1,486	(1,976)
Federal income tax expense (benefit)	500	426	524	(100)	(951)
Net income (loss)	$2,473	$2,294	$2,718	$1,586	$(1,025)

Per Common Share Data
Net income (loss):
Basic	$0.10	$0.10	$0.11	$0.06	$(0.04)
Diluted	0.10	0.10	0.11	0.06	(0.04)
Cash dividends	0.295	0.295	0.295	0.295	0.295
Book value - period-end	20.06	20.23	20.40	20.58	21.19
Market value - period-end	21.79	19.91	20.81	27.88	31.14